THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES SPMD 1996-A
HOME EQUITY MORTGAGE LOAN ASSET BACKED TRUST

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996

                                       Distribution Date                12/26/96
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

                                                                                       SINGLE             TOTAL
4.03(i)    Reduction of the Stated Amount of Certificates           CUSIP #          CERTIFICATE          AMOUNT
           Class A-1 Certificates.                                  12669lXZ2       $41.81543822       $656,502.38
           Class A-2 Certificates.                                  126691YA6       $22.79522140     $1,139,761.07
           Class A-3 Certificates.                                  126691YB4        $0.00000000             $0.00
           Class A-4 Certificates.                                  126691YC2        $0.00000000             $0.00
           Class A-5 Certificates.                                  12669IYD0        $0.00000000             $0.00
           Class A-6 Certificates.                                  126691YE8        $0.00000000             $0.00
           Class A-7 Certificates.                                  126691YG3       $20.86916503     $1,721,080.04
           Class R Certificates.                                    126691YF5        $0.00000000             $0.00
           Class OC Certificates                                      n/a            $0.00000000             $0.00

                                                                 Total Amount                         3,517,343.49

           Aggregate amount of any Principal Prepayments                                              2,942,843.03
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
4.03(ii)   Amount of distribution representing interest                             SINGLE             TOTAL
                                                                                  CERTIFICATE          AMOUNT
           Class A-1 Certificates.                                                   $5.03637261        $79,071.05
           Class A-2 Certificates.                                                   $5.42295180       $271,147.59
           Class A-3 Certificates.                                                   $5.80000000        $75,980.00
           Class A-4 Certificates.                                                   $6.05833333        $72,700.00
           Class A-5 Certificates.                                                   $6.32500027       $119,257.88
           Class A-6 Certificates.                                                   $6.51250052        $62,777.90
           Class A-7 Certificates.                                                   $4.81529587       $397,117.45
           Class R Certificates.                                                     $0.00000000             $0.00
           Class OC Certificates                                                     $0.00000000             $0.00

                                                                 Total Amount                         1,078,051.87
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4.03(iii)  Amount of interest shortfall                              0.00

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

4.03(iv)   Stated Amount of Certificates after this
           Distribution
                                                                 ORIGINAL           SINGLE             TOTAL
                                                                 BALANCE          CERTIFICATE          AMOUNT
           Class A-1 Certificates.                              15,700,000.00      $858.87718408    $13,484,371.79
           Class A-2 Certificates.                              50,000,000.00      $923.06846480    $46,153,423.24
           Class A-3 Certificates.                              13,100,000.00    $1,000.00000000    $13,100,000.00
           Class A-4 Certificates.                              12,000,000.00    $1,000.00000000    $12,000,000.00
           Class A-5 Certificates.                              18,855,000.00    $1,000.00000000    $18,855,000.00
           Class A-6 Certificates.                               9,639,600.00    $1,000.00000000     $9,639,600.00
           Class A-7 Certificates.                              82,470,000.00      $955.67856784    $78,814,811.49
           Class R Certificates.                                       100.00        $0.00000000             $0.00
           Class OC Certificates                                         0.00        $0.00000000             $0.00

                                                                        Total                      $192,047,206.52
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


4.03(v)    The Pool Stated Principal Balance for the          $194,023,141.41
           following Distribution Date.

4.03(vi)   Amount of the Master Servicing Fees paid to or           82,107.55
           retained by the Master Servicer with respect to
           such Distribution Date.

4.03(vii)  Pass-Through Rate and for each Class of
           Certificates.
           Class A-1 Certificates.                                6.71000000%
           Class A-2 Certificates.                                6.88000000%
           Class A-3 Certificates.                                6.96000000%
           Class A-4 Certificates.                                7.27000000%
           Class A-5 Certificates.                                7.59000000%
           Class A-6 Certificates.                                7.81500000%
           Class A-7 Certificates.                                5.69500000%
           Class R Certificates.                                  7.00000000%
           Class OC Certificates                                  0.00000000%

4.03(viii) Amount of Advances included in the distribution
           on such Distribution Date.                              122,939.43
           Aggregate amount of Advances outstanding as of
           the close of business on such Distribution Date.        148,718.64

4.03(ix)   The number and aggregate principal amounts of
           Mortgage Loans delinquent.
                                    30 to 59 days        74     10,690,l62.22
                                    60 to 89 days        16      2,073,863.95
                                    90 or more            6        722,685.45

           The number and aggregate principal amounts of Mortgage Loans in foreclosure

                                    In foreclosure        7        690,789.50

4.03(xi)   Loan number and Stated Principal Balance of any    0          0.00
           Mortgage loan that became an REO Property
           during the preceding calendar month.

4.03(xii)  Total number and principal balance of any REO      0          0.00
           Properties as of the close of business on the
           Determination Date preceding such Distribution
           Date.

4.03(xiv)  Aggregate amount of Realized Losses incurred                  0.00
           during the preceding calendar month.
           Aggregate amount of Realized Losses through                   0.00
           Distribution Date.